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                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.

                          SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[X]    Soliciting Material Pursuant to Rule 14a-12

                         BEVERLY ENTERPRISES, INC.
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              (Name of Registrant as Specified in its Charter)

                             ARNOLD M. WHITMAN
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        (Name of Person(s) Filing Proxy Statement, if other than the
                                Registrant)


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FOR IMMEDIATE RELEASE
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                               CONTACTS:  MEDIA:
                                          Jim Barron/Debbie Miller
                                          Citigate Sard Verbinnen
                                          (212) 687-8080
                                          INVESTORS & ANALYSTS:
                                          Daniel Burch 212-929-5748
                                          Larry Dennedy 212-929-5239
                                          Bob Marese 212-929-5405
                                          MacKenzie Partners, Inc.

           FORMATION CAPITAL GROUP NOMINATES SLATE OF INDEPENDENT
              DIRECTORS FOR BOARD OF BEVERLY ENTERPRISES INC.

ALPHARETTA, GA, FEBRUARY 4, 2005 - Formation Capital LLC and its associates Appaloosa Management L.P. and Franklin Mutual Advisers, LLC today announced they have submitted a slate of six independent nominees for election to the Board of Beverly Enterprises, Inc. (NYSE: BEV).

Arnold M. Whitman, Chief Executive Officer of Formation Capital stated, "The slate we have submitted to stand for election to Beverly's Board is comprised of highly qualified independent nominees who have extensive industry and business experience - including two nominees who were directly involved in the value creating Mariner Health Care transaction in 2004. If elected, our nominees would act in the best interests of all Beverly shareholders. To that end, they will be committed, subject to fiduciary duties, to going forward with a process that would give due consideration to our offer as well as any other proposals the Company may receive."

The nominees standing for election to the Beverly Board include:

JEFFREY A. BRODSKY
Since 2000, Mr. Brodsky has been a Managing Director of Quest Turnaround Advisors, LLC, a turnaround management consulting services firm. Since 2002, he has served as Chairman and Chief Executive Officer of PTV, Inc. (formerly NTL Europe, Inc. and NTL Incorporated), a new media company in the United Kingdom.

Mr. Brodsky is currently a director of AboveNet, Inc., a provider of fiber connectivity for business. From 2002 to 2004, Mr. Brodsky served as a director of Comdisco Holding Company, Inc., a provider of equipment lease financing of information and technology equipment to a variety of industries. From 2002 to 2003, he served as Chairman of Cablecom GmbH, a cable network operator in Switzerland. From 1994 to 1996, he served as a director of Hawaiian Airlines, Inc.

JOHN J. DURSO
Since 2002, Mr. Durso has been a partner of the Chicago office of the law firm Michael Best & Friedrich LLP, where he has chaired the national Long-Term Care Practice Group. Prior to joining Michael Best, Mr. Durso was for 17 years a partner with the law firm of Katten Muchin & Zavis, during which time he chaired the firm's national health care practice. Mr. Durso has dedicated his 28-year legal career to serving health care providers in virtually every area of legal practice, including mergers, acquisitions, joint ventures, corporate restructuring, and health care finance. Within the health care arena, he has specialized in representing nursing homes and other providers that serve seniors. Mr. Durso has represented and served as a director on numerous not-for-profit health care providers Board of Directors.

PHILIP L. MASLOWE
From 1997 until 2002, Mr. Maslowe served as Executive Vice President and Chief Financial Officer of The Wackenhut Corporation, a security, staffing and privatized prisons corporation. Prior to that, from 1993 to 1997, Mr. Maslowe served as Executive Vice President and Chief Financial Officer of KinderCare Learning Centers, Inc., the largest preschool and childcare provider in the U.S.

Mr. Maslowe is currently a director of NorthWestern Corporation, a public utility company. Mr. Maslowe previously served as non-executive Chairman of AMF Bowling Worldwide, Inc., the world's largest owner and operator of bowling centers. AMF Bowling was sold to a private equity firm in February, 2004. From August 2002 to December 2004, Mr. Maslowe served on the Board of Directors of Mariner Health Care, Inc., a publicly held integrated health care services provider.

CHARLES M. MASSON
Since September 2002, Mr. Masson has been managing partner of Masson & Company, LLC, a firm providing interim and crisis management, turnaround consulting and assessment, and financial restructuring services. From April 1999 to September 2002, Mr. Masson was a managing partner of Leary, Masson & Associates, LLC, a firm providing similar services.

Since 2005, he has been serving as Chairman and Chief Restructuring Officer of Kinetic Systems, Inc., an engineering and construction provider of process piping to the semi-conductor and bio-pharmaceutical industries. In 2001, he served as Chief Executive Officer of Maidenform, Inc., an intimate apparel maker. Mr. Masson is currently a director of Algoma Steel Inc., an integrated steel producer.

MOHSIN Y. MEGHJI
Since 2002, Mr. Meghji has been a Principal of Loughlin Meghji + Company, a financial advisory boutique specializing in advising management, investors and lenders in relation to transactions involving financially challenged companies. From 1998 to 2002, he was a member of the Global Corporate Finance Group of Arthur Andersen LLP. From May 2002 when it emerged from Chapter 11 to December 2004 upon its sale, Mr. Meghji served on the Board of Directors of Mariner Health Care, Inc., a publicly held integrated health care services provider. From July 1999 to May 2002, Mr. Meghji served as financial advisor to various creditors in relation to the restructuring of Mariner Health Care.

GUY SANSONE
Since 1999, Mr. Sansone has been with Alvarez & Marsal, LLC, a global professional services firm specializing in turnaround management and corporate restructuring, where he has been a Managing Director since 2002. From March 2003 to September 2004, he served as Interim Chief Financial Officer of Healthsouth Corporation, a provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services. In 2002, he served as Interim President and Chief Executive Officer of Rotech Healthcare Inc., a provider of home medical equipment, respiratory equipment and services and respiratory medications for home use. From 2000 to 2003, he served as Senior Vice President, focusing on the restructuring of Integrated Health Services Inc., a provider of post-acute healthcare services. From 1999 to 2000, he served as Chief Financial Officer of Telegroup, Inc., an alternative provider of domestic and international telecommunications services. Mr. Sansone is currently a director of Rotech Healthcare Inc.

IMPORTANT INFORMATION
Arnold Whitman and certain other persons may be deemed to be "participants in the solicitation" (as defined in Instruction 3 to Item 4 of Schedule 14A of the Securities and Exchange Act of 1934, as amended) of the stockholders of Beverly Enterprises in connection with the Company's 2005 annual meeting of stockholders. A list of these persons will be included in Exhibit L to Amendment # 3 to a Schedule 13D filed with the Securities and Exchange Commission (SEC) with respect to the common stock of Beverly Enterprises by Mr. Whitman, Appaloosa Management L.P., Franklin Mutual Advisers, LLC. A description of the interests in solicitation of these persons is contained in the Schedule 13D as amended, including in Exhibit L. The Schedule 13D was originally filed with the SEC on January 24, 2005. Exhibit L is included in Amendment No. 3 to be filed with the SEC on February 4, 2005.

Mr. Whitman intends to file a proxy statement with the SEC for the solicitation of the stockholders of Beverly Enterprises in connection with the Company's 2005 annual meeting of stockholders. Security holders of Beverly Enterprises are urged to read the proxy statement and any other proxy solicitation materials filed by Mr. Whitman (when they become available) because they will contain important information.

Investors will be able to obtain a free copy of the proxy statement and other documents filed by Mr. Whitman with the SEC (when they become available) at the SEC's website at www.sec.gov. Investors will also be able to obtain a free copy of the proxy statement and these other documents (when they become available) by contacting MacKenzie Partners, Inc., the proxy solicitor retained in connection with the solicitation, at (212) 929-5500 (call collect) or (800) 322-2885 (call toll-free) or by email at proxy@mackenziepartners.com.

Consent has not been sought or obtained for the use, as proxy-soliciting material, of previously published material reproduced in this document.

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